UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2014 (December 22, 2014)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Purchase Agreement

On December 22, 2014, Barnes & Noble, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) among the Company, NOOK Media Inc., a Delaware corporation (“NMI”), NOOK Media Member Two LLC, a Delaware limited liability company (“NOOK Member Two”), Pearson Education, Inc., a Delaware corporation (the “Investor”), and Pearson Inc., a Delaware corporation, pursuant to which NMI and NOOK Member Two will purchase from the Investor, and the Investor will sell, all of its convertible Series B preferred limited liability company interest in NOOK Media LLC (“NOOK Media”) and all of its warrants to purchase additional Series B preferred limited liability company interests, in exchange for an aggregate purchase price equal to (i) $13,750,008.59 in cash and (ii) 602,927 shares of common stock (“Company Common Stock”), par value $.001 per share, of the Company.  The closing of the transactions contemplated by the Purchase Agreement (“Closing”) occurred on December 22, 2014, concurrently with the signing of the Purchase Agreement.

Management believes that the transactions consummated pursuant to the Purchase Agreement strengthen the Company’s balance sheet through the elimination of Pearson’s preference rights in exchange for the consideration described above and further simplify the corporate structure by giving the Company ownership (through its subsidiaries) of 100% of NOOK Media.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Pearson Contingent Payment Agreement Amendment

In connection with Closing, the parties entered into an amended and restated Digital Business Contingent Payment Agreement Amendment (the “Amended and Restated Contingent Payment Agreement”), pursuant to which the Digital Business Contingent Payment Agreement dated as of December 3, 2014, by and between the Company, NOOK Media and Pearson, was amended and restated to include provisions consistent with the Digital Business Contingent Payment Agreement entered into with Morrison Investment Holdings, Inc,. on December 3, 2014.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Contingent Payment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Registration Rights Agreement

As a condition to Closing, the parties entered into a Registration Rights Agreement of Barnes & Noble, Inc. (the “Registration Rights Agreement”), pursuant to which the Investor became entitled to certain customary registration rights.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The shares of Company Common Stock were sold in a private placement exempt from the registration requirements of the Securities Act of 1933, pursuant to Section 4(2) thereof.  The shares of Company Common Stock were sold without underwriting discounts and commissions.

Item 9.01.   Financial Statements and Exhibits

(d)      The following exhibits are filed as a part of this Report.

Exhibit No.	Description
10.1	Purchase Agreement dated as of December 22, 2014, among Barnes & Noble, Inc., NOOK Media Inc., NOOK Media Member Two LLC, Pearson Education, Inc. and Pearson Inc.
10.2	Amended and Restated Digital Business Contingent Payment Agreement Amendment dated as of December 22, 2014, by and between NOOK Media Inc., Barnes & Noble, Inc. and Pearson Education, Inc.
10.3	Registration Rights Agreement of Barnes & Noble, Inc. dated as of December 22, 2014, among Barnes & Noble, Inc. and the Shareholders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: December 22, 2014	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Purchase Agreement dated as of December 22, 2014, among Barnes & Noble, Inc., NOOK Media Inc., NOOK Media Member Two LLC, Pearson Education, Inc. and Pearson Inc.
10.2	Amended and Restated Digital Business Contingent Payment Agreement Amendment dated as of December 22, 2014, by and between NOOK Media Inc., Barnes & Noble, Inc. and Pearson Education, Inc.
10.3	Registration Rights Agreement of Barnes & Noble, Inc. dated as of December 22, 2014, among Barnes & Noble, Inc. and the Shareholders party thereto.